                                                                   Exhibit 10.12


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated May 18, 1999, and effective as of the Closing Date (as defined in the Contribution Agreement) (the "Effective Date"), by and among Toyco.com LLC, an Ohio limited liability company (together with its successors and assigns permitted under this Agreement, "Toyco.com"), K.B. Consolidated, Inc., an Ohio corporation and the member of Toyco.com (together with its successors and assigns permitted under this Agreement, "K.B. Consolidated," and together with Toyco.com, the "Company"), and SRIKANT SRINIVASAN (the "Executive").

                                   R E C I T A L S:

         A. In connection with the Contribution Agreement by and among KB Online Holdings, Inc., BrainPlay.com, Inc. ("BrainPlay"), and Toyco.com dated as of the date hereof (the "Contribution Agreement"), the Executive will become an employee of the Company;

         B. The Company and Executive desire to enter into an employment arrangement; and

         C. The Company has determined that it is in the best interests of Toyco.com and K.B. Consolidated and their respective equityholders to enter into this Agreement setting forth the obligations and duties of both the Company and the Executive; and

         D. The Company wishes to assure itself of the services of the Executive for Toyco.com and K.B. Consolidated for the period hereinafter provided, and the Executive is willing to be employed by the Company for said period, upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually, a "Party" and together, the "Parties") agree as follows:

         1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

         2. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Employment Agreement shall begin on the Effective Date and shall continue for two (2) years hereafter (the "Term of Employment"). This Agreement will be renewed for additional terms of one (1) year unless either Party sends written notice of termination to the other Party within sixty
(60) days prior to the expiration of this Agreement, or any renewals hereof. The "Term of Employment" shall be deemed to include any such renewal period. Notwithstanding the foregoing, the provisions of Section 7(b) shall survive any termination of this Agreement for the time periods specified therein.

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         3.    POSITION AND DUTIES.

               (a) The Executive shall serve as Chief Executive Officer of Toyco.com, and in such other capacity or capacities as the Board of Managers of Toyco.com (the "Board") shall reasonably determine, without additional compensation therefor. As Chief Executive Officer, the Executive shall, subject to the bylaws of Toyco.com, and to the direction of the Board, serve the Company by performing such duties and carrying out such responsibilities as are normally related to the position of Chief Executive Officer in accordance with the standards of the industry.

               (b) The Executive shall devote his full time and best efforts to his employment and perform diligently such duties as are consistent with his capacity as Chief Executive Officer of Toyco.com. The Executive shall devote his entire working time and attention to the performance of his responsibilities hereunder.

         4. BASE SALARY. The Executive shall receive from Toyco.com an annual base salary, payable in accordance with the regular payroll practices of Toyco.com, of One Hundred Fifty Thousand Dollars ($150,000) (the "Minimum Annual Compensation"). There shall be a review for merit by the Board no less often than annually and an increase as deemed appropriate to reflect the value of services by the Executive. At no time during the Term of Employment shall the Executive's annual base salary fall below the Minimum Annual Compensation.

         5. BONUS. The Executive shall receive a guaranteed minimum annual bonus of Fifty Thousand Dollars ($50,000). In addition, the Executive may be paid an additional annual bonus not in excess of Fifty Thousand Dollars ($50,000) conditioned on the achievement of certain milestones to be mutually determined by the Executive and the Board.

         6. EXPENSE REIMBURSEMENT. During the Term of Employment, the Executive shall be entitled to prompt reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon submission of such accounts and records as may be required under Company policy.

         7.    EFFECT OF AGREEMENT ON OTHER BENEFITS.

               (a) OTHER BENEFITS. During the Term of Employment, the Executive will be entitled to such medical, dental, life insurance, 401(k), stock option plan and such other similar employment privileges and benefits as are afforded generally from time to time to other executive officers of Toyco.com and four (4) weeks paid vacation time per year to be taken at times mutually acceptable to the Company and the Executive.

               (b) PUT OPTION. If Toyco.com has not consummated a Capital Markets Transaction (as defined in the Contribution Agreement) on or before the third anniversary of the Closing Date (as defined in the Contribution Agreement), then on such date (the "Put Trigger Date"), the Executive shall have the right, exercisable for one year after the Put Trigger Date by written notice to the Company specifying a closing date for such redemption at least thirty (30) days after the date of the notice, to require Toyco.com to purchase all of


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          the Executive's ownership interest in BrainPlay at such closing for a cash purchase price equal to One Million Nine Hundred Thousand Dollars ($1,900,000) plus the amount of any cash contributions after the date of this Agreement, so long as at the time Toyco.com is not prohibited by law from doing so.

         8. TERMINATION OF EMPLOYMENT. The Executive's employment may be terminated under the following circumstances:

               (a) DEATH. The Executive's employment is terminated upon his death.

               (b) DISABILITY. The Executive's employment may be terminated due to illness or other physical or mental disability of the Executive, resulting in his inability to perform substantially his duties under this Agreement for a period of one hundred eighty (180) or more consecutive days or for two hundred seventy (270) days in the aggregate during any consecutive twelve (12) month period ("Disability").

               (c) CAUSE. The Executive's employment may be terminated for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment upon: (i) the Executive's final conviction or plea of guilty or nolo contendere to a felony;
          (ii) acts of the Executive which constitute willful misconduct on the part of the Executive in connection with his duties under this Agreement, including misappropriation or embezzlement in the performance of his duties as an executive officer of the Company; or
          (iii) willfully engaging in conduct materially injurious to the Company and in violation of the covenants contained in this Agreement.

               Notwithstanding the foregoing, the Executive will not be deemed to have been terminated for "Cause" without an affirmative vote of not less than eighty percent (80%) of the Board finding that in the good faith opinion of the Board, the Executive was guilty of conduct set forth in this subsection 8(c). Any termination for "Cause" will not be in limitation of any other right or remedy the Company may have under this Agreement or otherwise.

               (d) GOOD REASON. The Executive's employment may be terminated for Good Reason. For purposes of this Agreement, the Executive shall have "Good Reason" to terminate his employment upon the occurrence of one or more of the following events: (i) there is a material reduction or change of the Executive's reporting relationship, job duties, responsibilities or requirements that is inconsistent with the position or positions listed in Section 3 and the Executive's prior reporting relationship, duties, responsibilities or requirements; (ii) there is a reduction in the Executive's salary or benefits then in effect; (iii) the headquarters of the Company are relocated, or the Company requires the Executive to relocate, to a facility or location more than 50 miles from the Company's current location in Denver, Colorado; or (iv) the Company materially breaches any provision of this Agreement, which breach is not cured within thirty (30) days after written notice thereof to the Board from the Executive.



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               (e) OTHER POSITIONS. Upon termination of this Agreement by the
          Executive, the Executive shall be deemed to have resigned from all offices and directorships held by the Executive with the Company and any subsidiaries or affiliates.

         9.    COMPENSATION UPON TERMINATION.

               (a) If the Executive's employment is terminated as a result of the Executive's death or is terminated by the Company as a result of the Executive's Disability or for Cause, or is terminated by the Executive without Good Reason, he, or his estate, shall be entitled to:

                    (i) any base salary earned but not yet paid;

                    (ii) any bonus awarded pursuant to Section 5 of this
               Agreement but not yet paid;

                    (iii) reimbursement in accordance with this Agreement of any business expense incurred by the Executive but not yet paid; and

                    (iv) other benefits accrued and earned by the Executive
               through the date of his death, Disability or termination in accordance with applicable plans and programs of the Company.

               (b) If the Executive's employment is terminated by the Company without Cause (other than due to Disability or the Executive's death) or is terminated by the Executive for Good Reason, he shall be entitled to:

                    (i) his base salary, at the rate in effect on the date of
               his termination of employment, for twenty-four (24) months following the date of termination (the "Severance Period"), payable in accordance with the regular payroll practices of the Company;

                    (ii) any bonus earned or guaranteed pursuant to Section 5 of this Agreement but not yet paid, payable in accordance with the regular payroll practices of the Company;

                    (iii) continued participation in all employee benefit plans or programs in which he was participating on the date of his termination of employment, until the earlier of:

                         (A) the end of the Severance Period, or

                         (B) the date he receives equivalent coverage and
                    benefits under the plans and programs of a subsequent employer;



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                    (iv) reimbursement in accordance with this Agreement of any business expenses incurred by the Executive but not yet paid to him on the date of his termination of employment; and

                    (v) other benefits accrued and earned by the Executive
               through the date of his termination in accordance with the applicable plans and programs of the Company.

               (c) Any amounts due under this Section 9 are in the nature of severance payments or liquidated damages or both, and they are not in the nature of a penalty.

         10. COMPENSATION UPON FAILURE OF THE COMPANY TO RENEW THE TERM OF EMPLOYMENT.

               (a) In the event of the failure of the Company to renew the Executive's employment pursuant to Section 2 above, the Executive shall be entitled to severance compensation as follows:

                    (i) his base salary, at the rate in effect on the date of
               the expiration of his Term of Employment, for twenty-four (24) months payable in accordance with the regular payroll practices of the Company;

                    (ii) any bonus earned or awarded pursuant to Section 5 of
               this Agreement but not yet paid, payable in accordance with the regular payroll practices of the Company;

                    (iii) continued participation in all employee benefit plans or programs in which he was participating on the date of the expiration of his Term of Employment, until the earlier of:

                         (A) the second anniversary of the date of the
                    expiration of his Term of Employment, or

                         (B) the date he receives equivalent coverage and
                    benefits under the plans and programs of a subsequent employer;

                    (iv) reimbursement in accordance with this Agreement of any business expenses incurred by the Executive but not yet paid to him on the date of the expiration of his Term of Employment; and

                    (v) other benefits accrued and earned by the Executive
               through the date of the expiration of his Term of Employment in accordance with the applicable plans and programs of the Company.



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         11.   COVENANTS AND CONFIDENTIAL INFORMATION.

               (a) The Executive agrees that so long as he is employed by the Company and for a period of two (2) years thereafter and, as to subsection 11(a)(iv) below, at any time after the Term of Employment he will not, directly or indirectly, do or suffer any of the following:

                    (i) Own, manage, control or participate in the ownership,
               management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity or otherwise engage in any business that is engaged in any manner in, or otherwise competes with, the business of Toyco.com or any of its subsidiaries (as conducted on the date the Executive ceases to be employed by the Company in any capacity, including as a consultant) in any state in the United States or any foreign country in which Toyco.com or its subsidiaries are then doing business and then only with respect to the business of Toyco.com or its subsidiaries then being conducted in such states or countries; provided, however, that the ownership of not more than 1% of the stock of any publicly traded corporation shall not be deemed a violation of this covenant.

                    (ii) Induce any person who is an employee, officer, agent, customer or supplier of Toyco.com or any of its subsidiaries to terminate said relationship.

                    (iii) Solicit or direct business of any current or
               prospective customers of Toyco.com or its subsidiaries, who are current or prospective customers during the Term of Employment, in competition with any product or service being offered by Toyco.com or its subsidiaries, either for himself or for any other individual or entity or advise any person or entity with respect thereto. As used herein, "customer" means any customer of Toyco.com or its subsidiaries whose identity the Executive learned through his employment with the Company or with whom the Executive and/or Toyco.com had business contact with respect to the business of the Company during the twelve (12) month period immediately before the Executive's employment with the Company terminated.

                    (iv) Disclose, divulge, discuss, copy or otherwise use or
               suffer to be used in any manner in competition with, or contrary to the interests of, the Company or its subsidiaries, the customer lists, product research or engineering data, requirements, prices or other trade secrets of the Company or its subsidiaries, it being acknowledged by the Executive that all such information regarding the business of the Company and its subsidiaries, compiled or obtained by, or furnished to, the Executive while the Executive shall have been employed by or associated with the Company is confidential information and the Company's exclusive property. Upon termination of this Agreement, Executive shall promptly return to the Company all books, manuals, reports, client and customer lists, keys and other materials referred to above and any other materials that belong to the Company.



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               (b) All business ideas, concepts, inventions, improvements and developments made or conceived by the Executive during the Term of Employment and relating to the business of the Company or to any business or product the Company is actively considering entering or developing, shall become and remain the exclusive property of the Company, its successors and assigns.

               (c) The Executive expressly agrees and understands that the remedy at law for any breach by him of this Section 11 will be inadequate and that the damages flowing from such breach are not readily susceptible of being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of the Executive's violation of any legally enforceable provision of this Section 11, the Company shall be entitled to seek immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 11 shall be deemed to limit the Company's remedies at law or in equity for any breach by the Executive of any of the provisions of this Section 11 that may be pursued or availed of by the Company.

               (d) In the event that the Executive shall violate any legally enforceable provision of this Section 11 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities, as set forth in such provision, then such violation shall toll the running of that time period from the date of its commencement until the date of its cessation.

               (e) The Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Section 11, and hereby acknowledges and agrees that the same (i) were a material inducement to the parties thereto in entering into the Contribution Agreement, and (ii) are reasonable in time and territory, are designed to eliminate competition that would otherwise be unfair to the Company, do not stifle the inherent skill and experience of the Executive, would not operate as a bar to the Executive's sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to the Executive.

         12. WITHHOLDING TAXES. All payments to the Executive or his beneficiary shall be subject to withholding on account of federal, state and local taxes as required by law. If any payment hereunder is insufficient to provide the amount of such taxes required to be withheld, the Company may withhold such taxes from any other payment due the Executive or his beneficiary. In the event all cash payments due the Executive are insufficient to provide the required amount of such withholding taxes, the Executive or his beneficiary, within five days after written notice from the Company, shall pay to the Company the amount of such withholding taxes in excess of all cash payments due the Executive or his beneficiary.

         13. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to (a) a merger or consolidation in which the Company is not the continuing entity or (b) a


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sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it will use its best efforts to cause such assignee or transferee expressly to assume the liabilities, obligations and duties of the Company hereunder. No obligations of the Executive under this Agreement may be assigned or transferred by the Executive.

         14. ENTIRE AGREEMENT. Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

         15. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case maybe.

         16. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         17. SURVIVORSHIP. The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment with the Company to the extent necessary to the intended preservation of such rights and obligations as described in this Agreement.

         18. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws.

         19. NOTICES. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or one (1) day after having been sent by overnight courier service or three (3) days after having been sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:


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If to the Company or the Board     Toyco.com LLC/K.B. Consolidated, Inc.
or the Board of Directors:         c/o Consolidated Stores Corporation
                                   300 Phillipi Road
                                   Columbus, Ohio 43228-0512
                                   Attention: General Counsel

With a copy to:                    Benesch, Friedlander, Coplan & Aronoff LLP
                                   2300 BP Tower
                                   200 Public Square
                                   Cleveland, Ohio 44114
                                   Attention: Michael Wager, Esq.

If to the Executive:               Srikant Srinivasan
                                   475 Seventeenth Street, Suite 750
                                   Denver, Colorado 80202

With a copy to:                    Brobeck Phieger & Harrison LLP
                                   1125 Seventeenth Street
                                   Suite 2525
                                   Denver, Colorado 80202
                                   Attention: Jeremy W. Makarechian, Esq.

         20. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.



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          21.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.


                                   TOYCO.COM LLC

                                   By: K.B. Consolidated, Inc., its Member


                                   By:  /s/Albert J. Bell
                                      -----------------------------------------
                                   Name:   Albert J. Bell
                                        ---------------------------------------
                                   Title:  Executive Vice President
                                         --------------------------------------



                                   K.B. CONSOLIDATED, INC.


                                   By:  /s/Albert J. Bell
                                      -----------------------------------------
                                   Name:   Albert J. Bell
                                        ---------------------------------------
                                   Title:  Executive Vice President
                                         --------------------------------------



                                   --------------------------------------------
                                   SRIKANT SRINIVASAN




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




CSC GUARANTY:

         Consolidated Stores Corporation, an Ohio corporation ("CSC"), on behalf of itself and its Affiliates, hereby guarantees the payment of any unpaid amount required to be paid by Toyco.com to the Executive pursuant to Section 7(b) of this Agreement.

         The liability of CSC under this Guaranty shall be irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of the obligations set forth in Section 7(b) of this Agreement. In furtherance of the foregoing and without limiting the generality thereof, CSC agrees that its liability with respect to such obligations shall remain in full force and effect without regard to, and shall not be impaired by, nor shall CSC be exonerated or discharged by, (a) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Toyco.com, CSC or any of its Affiliates; (b) any limitation, discharge, or cessation of the liability of Toyco.com, CSC or its Affiliates for any of the obligations due to any statute, regulation or rule of law, or any invalidity or unenforceablity in whole or in part of any of the obligations; (c) any merger, acquisition, consolidation or change in structure of Toyco.com, CSC or its Affiliates, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Toyco.com, CSC or its Affiliates; (d) any claim, defense, counterclaim or setoff, other than that of prior performance, that Toyco.com, CSC or its Affiliates may have or assert, including, without limitation any defense or incapacity or lack of corporate or other authority to execute or deliver this Guaranty or any other document related hereto; and (e) any direction of application pursuant to Toyco.com, CSC or its Affiliates.


                                   CONSOLIDATED STORES CORPORATION


                                   By:  /s/William G. Kelley
                                      -----------------------------------------
                                   Name:   William G. Kelley
                                        ---------------------------------------
                                   Title:  Chairman & CEO
                                         --------------------------------------


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